                                                                    Exhibit 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 dated October 13, 1999, of our report dated March 18, 1999, with respect to the financial statements of Adatom, Inc. as of December 31, 1998 and 1997, and for each of the years then ended and for the period from inception, October 10, 1996 to December 31, 1998.

/s/ Ireland San Filippo, LLP

IRELAND SAN FILIPPO, LLP

October 13, 1999